Exhibit 99.1

GENERAL RELEASE OF ALL CLAIMS

This General Release of All Claims (this "Agreement") is entered into by Michael A. Noelke (the "Executive") and Tecumseh Products Company (the "Company") in connection with his resignation from employment with the Company as of March 6, 2013 (the "Effective Date").
In connection with the Executive's employment with the Company, the Executive and the Company executed the following documents: (i) Award Agreement (SAR) between the Executive and the Company, made effective as of January 4, 2010, (ii) all unvested phantom shares under the Company's Long-Term Incentive Plan, and (iii) Employment Letter dated December 7, 2009, (collectively, the "Employment Agreement").

The Executive hereby resigns effective March 6, 2013, from all director and officer positions at the Company and any of its direct or indirect subsidiaries, affiliates and joint ventures.

In consideration of the payment of $105,000 ("Consideration"), which shall be paid to the Executive on the later of (i) March 15, 2013 and (ii) the expiration of the revocation period set forth in paragraph 2(b) below, the Executive and the Company agree as follows:

1.Return of Property. All Company files, access keys and codes, desk keys, ID badges, computers, records, manuals, electronic devices, computer programs, papers, electronically stored information or documents, telephones and credit cards, and any other property of the Company in the Executive's possession must be returned no later than the Effective Date.

2.General Release and Waiver of Claims.

(a)Release. As required by the Employment Agreement and after consultation with counsel, the Executive and each of the Executive's respective heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release and forever discharge the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents ("Releasees'') from any and all claims, actions, causes of action, rights, judgments, obligations, damages, benefits, salary, bonus, incentive awards, phantom shares or benefits, vested or unvested, stock appreciation rights or benefits, vested or unvested, demands, accountings or liabilities of whatever kind or character (collectively, "Claims", including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) the Executive's employment relationship with and service as an employee, officer or director of the Company or any subsidiaries or affiliated companies and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the Effective Date; provided, however, that the Executive does not release, discharge or waive any rights to (i) the Consideration, (ii) any indemnification rights the Executive may have as a result of his employment or under the Employment Agreement and (iii) the Executive's cash and vested phantom share portions of the 2012 LTIP awards in the amount of $510,380, which will paid to the Executive on or around March 15, 2013.

(b)Specific Release of ADEA Claims. As condition to the payment of the Consideration, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under. ADEA that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following, (i) the Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive's release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (iv) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company with a written notice of his revocation of the release and waiver contained in this paragraph. No Consideration will be paid to the Executive until after the expiration of this seven (7) day period without a revocation.

(c)No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. The Company may assign this Agreement, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Company.

3.General Agreement Relating to Proceedings. The Executive has not filed, and the Executive agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body, including, without limitation, such matters relating to his employment or the termination of his employment, other than with respect to the obligations of the Company under this Agreement (each, individually, a "Proceeding"), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

4.Remedies. In the event the Executive initiates or voluntarily participates in any Proceeding in violation of this Agreement, or if he fails to abide by any of the terms of this Agreement, or if he revokes the ADEA release contained in paragraph 2(b) within the seven (7)-day period provided under paragraph 2(b), the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein, and the Executive shall reimburse the Company for any portion of the Consideration which has been paid to the Executive. The Executive shall pay all of the Releasee's attorneys' fees in connection with any Proceeding. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under paragraphs 2 and 3 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to measurement in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity or as may otherwise be set forth in the Employment Agreement, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his obligations under paragraphs 2 and 3 herein. Such injunctive relief in any court shall be available to the Company.

The Executive understands that by entering into this Agreement he shall be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.
5.Severability Clause. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.

6.Nonadmission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company or the Executive.

7.Governing Law and Forum. The Executive and the Company agree that this Agreement and all matters or issues arising out of or relating to the Executive's employment with the Company and/or this Agreement shall be governed by the laws of the State of Michigan applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought solely in the state or federal court located in the Eastern District of Michigan, Southern Division. All notices or communications hereunder shall he in writing, addressed as follows:

To the Company:
Tecumseh Products Company
5683 Hines Drive
Ann Arbor, MI 48108
Attn: James J. Connor
with a copy to:
Honigman Miller Schwartz and Cohn LLP
660 Woodward Ave
2290 First National 13uilding
Detroit, MI 48226
Attn: Patrick T. Duerr, Esq.
Fax: 313.465.7363

To the Executive:
Michael A. Noelke
4443 Kerth Manor Dr.
St. Louis, MO 63128

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery or nationally recognized courier, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of such transmission.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this General Release of All Claims as of the date first set forth above.

TECUMSEH PRODUCTS COMPANY
By: /s/ JAMES J. CONNOR
James J. Connor
President and Chief Executive Officer

THE EXECUTIVE

/s/ MICHAEL A. NOELKE
Michael A. Noelke